EXHIBIT 31                          CERTIFICATIONS

I, John "JT" Thatch, as CEO/President/Director/acting CFO of New Millennium Media International, Inc., certify that:
1. I have reviewed this Proxy Statement of New Millennium Media International, Inc.;
2. Based on my knowledge, this Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the information contained in this Proxy Statement;
3. Based on my knowledge, the information included in this Proxy Statement, fairly present in all material respects the condition of the registrant as of the time of filing this Proxy Statement;
4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:
     a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;
     b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Proxy Statement (the "Evaluation Date"); and
     c)  Presented  in  this  Proxy   Statement   our   conclusions   about  the
     effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;
5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):
     a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and
     b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and
6. The registrant's other certifying officers and I have indicated in this Proxy Statement whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.
7. DISCLOSURE OF AUDIT AND NON-AUDIT SERVICES. New Millennium Media International, Inc. retains the services of Salberg and Company, P. A., 20283 State Road 7, Suite 300, Boca Raton, Florida 33498 as independent auditor for the Company. During the past two fiscal years the Company has paid to Salberg and Company, P. A. $49,000 audit fees and $10,000 non-audit fees.

Date: October 30th, 2003                New Millennium Media International, Inc.

                                        By: /s/
                                            ---------------------------------
                                            John "JT" Thatch
                                            CEO/President/Director/acting CFO